Exhibit 99.1
Contact:
Investor Relations:
The Blueshirt Group
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports Fourth Quarter and Full Year 2016 Financial Results
Produces Full Year Revenue Growth of 37%
Delivers 48% reduction in GAAP Net Loss
Achieves Adjusted EBITDA Profitability Ahead of Expectations

San Luis Obispo, CA -February 8, 2017 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry and a rapidly growing consumer brand, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“2016 was a great year for MINDBODY, with strong growth in high value subscribers, particularly in our fitness and salon/spa markets, impressive expansion of the MINDBODY Network marketing platform and an 82% increase in MINDBODY app registered users,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “These successes combined with increasingly powerful partnerships and improving margins give us a great deal of confidence and excitement for the year ahead.”

“We exited 2016 with significant business momentum, accelerating payments revenue and volume growth, and record ARPS and gross margin,” said Brett White, Chief Operating Officer and Chief Financial Officer. “We are very pleased to have achieved Adjusted EBITDA profitability in the fourth quarter, one quarter ahead of our guidance.”

Fourth Quarter 2016 Financial Results

•	Total revenue in the fourth quarter was $38.2 million, a 35% increase year over year.

•	Subscription and services revenue in the fourth quarter was $22.4 million, a 32% increase year over year.

•	Payments revenue in the fourth quarter was $15.3 million, a 44% increase year over year.

•
GAAP net loss in the fourth quarter was $(3.9) million, or $(0.10) per basic and diluted share, compared to a GAAP net loss of $(9.8) million, or $(0.25) per basic and diluted share in the fourth quarter of 2015.

•
Non-GAAP net loss[1] in the fourth quarter was $(1.6) million, or $(0.04) per basic and diluted share, compared to a non-GAAP net loss of $(6.5) million, or $(0.17) per basic and diluted share in the fourth quarter of 2015.

•	Adjusted EBITDA[1] in the fourth quarter was $0.6 million, compared to an Adjusted EBITDA loss of $(4.3) million in the fourth quarter of 2015.

Full Year 2016 Financial Results

•	Total revenue for the full year was $139.0 million, a 37% increase year over year.

•	Subscription and services revenue for the full year was $82.9 million, a 35% increase year over year.

•	Payments revenue for the full year was $53.8 million, a 44% increase year over year.

•
GAAP net loss for the full year was $(23.0) million, or $(0.58) per basic and diluted share, compared to a GAAP net loss of $(44.2) million, or $(1.68) per basic and diluted share for the full year 2015.

•
Non-GAAP net loss[1] for the full year was $(13.8) million, or $(0.35) per basic and diluted share, compared to a non-GAAP net loss of $(27.4) million, or $(0.76) per basic and diluted share for the full year 2015.

•	Adjusted EBITDA loss[1] for the full year was $(4.8) million, compared to an Adjusted EBITDA loss of $(19.9) million for the full year 2015.

Recent Business Highlights

•	End of year subscribers grew 17% year over year to 60,385.

•	Average monthly revenue per subscriber (ARPS) for the fourth quarter of 2016 grew 15% year over year to approximately $212.

•
Dollar-based net expansion rate was 108%, compared to 113% as of the end of the fourth quarter of 2015. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume in the fourth quarter of 2016 increased 27% year over year to approximately $1.74 billion.

•	Partnered with Google to enable their users to easily book fitness classes directly through Google Search and Maps.

•
Released a new custom-branded web solution, developed from the recently acquired HealCode products, which provides MINDBODY subscribers with the ability to fully brand their customers' online experience, from web to social to mobile.

•
Named to Deloitte’s 2016 Technology Fast 500, ranking 338 on this list of the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America. 2016 is the fifth time MINDBODY has appeared on the Fast 500 list, having grown 217 percent from 2012 to 2015.

•	Appointed Adam Miller, Founder and CEO of Cornerstone OnDemand, to the Board of Directors. Miller brings nearly two decades of experience to the Board leading a high-growth, public SaaS company.

1    Beginning in the fourth quarter of 2016, MINDBODY has changed its definition of non-GAAP net loss and non-GAAP net loss per share, basic and diluted, to exclude amortization of acquired intangible assets, in addition to the other adjustments that have been previously reported. Prior periods have been adjusted to be consistent with these changes. A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.
Outlook
For the first quarter and full year of 2017, MINDBODY expects to report:

•	Revenue for the first quarter of 2017 in the range of $41.6 million to $42.6 million, representing 30% to 33% growth over the first quarter of 2016.

•	Revenue for the full year of 2017 in the range of $179 million to $182 million, representing 29% to 31% growth over the full year of 2016.

•	Non-GAAP net loss for the first quarter of 2017 in the range of $(1.1) million to $(2.1) million and weighted average shares outstanding of approximately 40.8 million shares.

•	Non-GAAP net loss for the full year of 2017 in the range of $(2.7) million to $(5.7) million and weighted average shares outstanding of approximately 41.6 million shares.
The outlook for non-GAAP net loss excludes estimates for stock-based compensation expense and amortization of acquired intangible assets. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of acquired intangible assets. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2017 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 51142119 at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•
Audio replay: An audio replay will be available between 4:30 p.m. PT February 8, 2017 and 8:59 p.m. PT February 11, 2017 by calling (855) 859-2056 or (404) 537-3406 with Passcode 51142119. The replay will also be available on our website at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading provider of cloud-based business management software for the wellness services industry and rapidly growing consumer brand. Over 60,000 local businesses and 329,000 wellness practitioners in over 130 countries and territories use MINDBODY's integrated software and payments platform to run, market and build their businesses. These practitioners provide a variety of wellness services to millions of consumers who use the MINDBODY platform to more easily evaluate, engage and transact with them to live healthier and happier lives. For more information, visit mindbodyonline.com.
© 2017 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World of Wellness are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.
Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, our current estimates of first quarter and full year 2017 revenue, non-GAAP net loss, and weighted average shares outstanding; and statements regarding our business and growth strategy; and our expectations relating to High Value Subscribers and our subscriber base; our integration with Google; future industry partnerships and integrations; the performance of the MINDBODY Network; the continued strength of the market we serve; operating expenses; net subscriber growth; pricing strategy; and the tendency of our subscriber cohorts to gain value over time.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; our ability to continue to successfully develop new products and enhance our existing products to meet the needs of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and the MINDBODY Network; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 4, 2016 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, provision for income taxes, and other expense, net, which consisted of interest expense, net, and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net loss and non-GAAP net loss per share, basic and diluted
We define non-GAAP net loss as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, (3) deemed dividend - preferred stock modification and (4) Amortization of acquired intangible assets. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period. As noted above, beginning in the fourth quarter of 2016, we have changed the definition of non-GAAP net loss and non-GAAP net loss per share, basic and diluted, to exclude amortization of acquired intangible assets, in addition to the other adjustments that have been previously reported. Adjusting for this item is consistent with how management internally evaluates and assesses our ongoing core operational performance. While management’s view of our ongoing operational performance has not changed significantly from prior periods, amortization of acquired intangible assets has and may continue to vary from period to period due to episodic acquisitions completed, rather than our ongoing business operations. Accordingly, excluding amortization of acquired intangible assets provides a more comprehensive understanding of our core operating results, enables more meaningful comparisons with our historical results and better aligns with our disclosures with our peers. These changes have been applied retroactively to all periods presented. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.
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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$85,864	$93,405
Accounts receivable	9,129	6,643
Prepaid expenses and other current assets	3,702	3,082
Total current assets	98,695	103,130
Property and equipment, net	33,104	31,754
Intangible assets, net	2,027	636
Goodwill	9,039	5,396
Other noncurrent assets	650	498
TOTAL ASSETS	$143,515	$141,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,827	$4,426
Accrued expenses and other liabilities	10,470	7,911
Deferred revenue, current portion	4,859	3,367
Other current liabilities	581	645
Total current liabilities	20,737	16,349

Deferred revenue, noncurrent portion	3,269	1,886
Deferred rent, noncurrent portion	1,387	1,254
Financing obligation on leases, noncurrent portion	15,450	15,961
Other noncurrent liabilities	1,016	181
Total liabilities	41,859	35,631
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 30,820,502 shares issued and outstanding as of December 31, 2016; 1,000,000,000 shares authorized, 14,931,016 shares issued and outstanding as of December 31, 2015	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 9,777,757 shares issued and outstanding as of December 31, 2016; 100,000,000 shares authorized, 24,296,346 shares issued and outstanding as of December 31, 2015	—	—
Additional paid-in capital	289,317	270,436
Accumulated other comprehensive loss	(300)	(271)
Accumulated deficit	(187,361)	(164,382)
Total stockholders' equity	101,656	105,783
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$143,515	$141,414

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue (1)	$38,191	$28,265	$139,021	$101,369
Cost of revenue (2)	11,423	10,092	43,080	37,190
Gross profit	26,768	18,173	95,941	64,179
Operating expenses:
Sales and marketing (2)	14,926	12,419	56,460	46,345
Research and development (2)	7,558	6,844	30,316	23,057
General and administrative (2)	7,947	8,232	30,497	29,530
Change in fair value of contingent consideration	—	—	—	(11)
Total operating expenses	30,431	27,495	117,273	98,921
Loss from operations	(3,663)	(9,322)	(21,332)	(34,742)
Change in fair value of preferred stock warrant	—	—	—	(25)
Interest expense, net	(258)	(331)	(1,123)	(943)
Other expense, net	23	(20)	(203)	(132)
Loss before provision for income taxes	(3,898)	(9,673)	(22,658)	(35,842)
Provision for income taxes	42	77	321	246
Net loss	(3,940)	(9,750)	(22,979)	(36,088)
Accretion of redeemable convertible preferred stock	—	—	—	(9,862)
Deemed dividend—preferred stock modification	—	—	—	1,748
Net loss attributable to common stockholders	$(3,940)	$(9,750)	$(22,979)	$(44,202)
Net loss per share attributable to common stockholders, basic and diluted	(0.10)	(0.25)	(0.58)	(1.68)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	40,521,051	39,208,021	39,912,566	26,319,903

(1) Total revenue by category is presented below:	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Subscription and services	$22,365	$16,993	$82,919	$61,339
Payments	15,268	10,620	53,808	37,460
Product and other	558	652	2,294	2,570
Total revenue	$38,191	$28,265	$139,021	$101,369

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$244	$200	$910	$651
Sales and marketing	423	1,046	2,059	3,533
Research and development	515	356	1,971	902
General and administrative	975	1,523	3,823	3,289
Total stock-based compensation expense	$2,157	$3,125	$8,763	$8,375

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,979)	$(36,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,763	8,375
Depreciation and amortization	7,755	6,516
Change in fair value of preferred stock warrant	—	25
Change in fair value of contingent consideration	—	(11)
Other	1,009	540
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(3,305)	(3,842)
Prepaid expenses and other current assets	(638)	(526)
Other assets	(132)	148
Accounts payable	92	722
Accrued expenses and other liabilities	2,631	2,743
Deferred revenue	2,775	2,556
Deferred rent	133	268
Net cash used in operating activities	(3,896)	(18,574)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(8,591)	(9,919)
Acquisition of business	(4,138)	(3,000)
Change in restricted cash and deposits	—	788
Net cash used in investing activities	(12,729)	(12,131)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of equity awards	6,626	194
Proceeds from employee stock purchase plan	3,040	—
Repayment on financing and capital lease obligations	(466)	(316)
Proceeds from issuance of redeemable convertible preferred stock, net	—	—
Proceeds from initial public offering	—	93,093
Payments of deferred offering cost	—	(3,380)
Payments on contingent consideration	—	—
Other	(33)	(73)
Net cash provided by financing activities	9,167	89,518
Effect of exchange rate changes on cash and cash equivalents	(83)	(83)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,541)	58,730
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,405	34,675
CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,864	$93,405

Reconciliation of Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(3,940)	$(9,750)	$(22,979)	$(36,088)
Stock-based compensation expense	2,157	3,125	8,763	8,375
Depreciation and amortization	2,084	1,859	7,755	6,516
Change in fair value of contingent consideration	—	—	—	(11)
Change in fair value of preferred stock warrant	—	—	—	25
Provision for income taxes	42	77	321	246
Other expense, net	235	351	1,326	1,075
Adjusted EBITDA	$578	$(4,338)	$(4,814)	$(19,862)

Reconciliation of net loss:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(3,940)	$(9,750)	$(22,979)	$(44,202)
Stock-based compensation expense	2,157	3,125	8,763	8,375
Amortization of acquired intangible assets	165	77	426	337
Accretion of redeemable convertible preferred stock	—	—	—	9,862
Deemed dividend—preferred stock modification	—	—	—	(1,748)
Non-GAAP net loss	$(1,618)	$(6,548)	$(13,790)	$(27,376)

Reconciliation of net loss per share, basic and diluted:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.10)	$(0.25)	$(0.58)	$(1.68)
Non-GAAP adjustments to net loss per share	0.06	0.08	0.23	0.64
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	—	—	0.28
Non-GAAP net loss per share, basic and diluted (1)	$(0.04)	$(0.17)	$(0.35)	$(0.76)

Reconciliation of weighted-average shares used to compute net loss per share:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP weighted-average shares used to compute net loss per share, basic and diluted	40,521,051	39,208,021	39,912,566	26,319,903
Conversion of preferred stock into common stock	—	—	—	9,515,557
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	40,521,051	39,208,021	39,912,566	35,835,460